UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 11, 2021

SENMIAO TECHNOLOGY LIMITED
(Exact name of registrant as specified in its charter)

Nevada	001-38426	35-2600898
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16F, Shihao Square, Middle Jiannan Blvd. High-Tech Zone, Chengdu Sichuan, People’s Republic of China	610000
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: +86 28 61554399

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	AIHS	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On May 11, 2021, Senmiao Technology Limited, a Nevada corporation (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain purchasers (the “Investors”) pursuant to which the Company will sell to the Investors, in a registered direct offering, an aggregate of 5,531,916 units (the “Units”), each consisting of one (1) share (the “Shares”) of our common stock, par value $0.0001 per share (“Common Stock”) and a warrant to purchase one (1) share of our Common Stock (the “Warrants”), at a purchase price of $1.175 per unit, for aggregate gross proceeds to the Company of $6,500,001.30, before deducting fees to the placement agent and other estimated offering expenses payable by the Company. At the closing, the Company shall issue Units consisting of an aggregate of 5,531,916 shares of our Common Stock and Warrants initially exercisable into an aggregate of up to 5,531,916 shares of our Common Stock.

The Warrants have a term of five (5) years and are exercisable by the holders at any time after the date of issuance at an exercise price of $1.05 per share. The exercise price and the number of shares issuable upon exercise of the Warrants are subject to an adjustment upon the occurrence of certain events, including, but not limited to, stock splits or dividends, business combinations, sale of assets, similar recapitalization transactions, or other similar transactions. The exercise price the Warrants are also subject to an adjustment in the event that the Company issues or is deemed to issue shares of Common Stock for less than the applicable exercise price of such Warrants. However, the exercise price of the Warrants shall not be lower than $1.05 as a result of an adjustment, unless the Company has obtained the Stockholder Approval (as defined below). The exercisability of the Warrants may be limited if, upon exercise, the holder or any of its affiliates would beneficially own more than 4.99%.

Pursuant to the terms of the Purchase Agreement, the Company shall hold a special meeting of stockholders of the Company (the “Stockholder Meeting”) no later than September 15, 2021 (the “Stockholder Meeting Deadline”), soliciting stockholders’ affirmative votes at the Stockholder Meeting for approval of resolutions (“Stockholder Resolutions”) providing for the approval of the issuance of the securities in this offering in compliance with the rules and regulations of the Nasdaq Capital Market (the “Stockholder Approval”). The Company shall be obligated to seek to obtain the Stockholder Approval by the Stockholder Meeting Deadline. If, despite the Company’s reasonable best efforts the Stockholder Approval is not obtained on or prior to the Stockholder Meeting Deadline, the Company shall cause an additional Stockholder Meeting to be held on or prior to December 31, 2021 and shall cause an additional Stockholder Meeting to be held semi-annually thereafter until such Stockholder Approval is obtained.

In addition, each of the Investors shall have a fifty percent (50%) right of participation (on a pro-rata basis) in any debt or equity linked financings undertaken by the Company for twelve (12) months following the closing of the offering. Further, until ninety (90) days after the closing of the offering, the Company shall not, directly or indirectly, offer or issue any securities (or enter into any agreement with respect thereto) other than customary exceptions. The Company may also not enter into any variable rate transactions until the later of one year after the closing of the offering or such date that the Company obtained the Stockholder Approval.

FT Global Capital, Inc. (“FT Global Capital”) acted as the exclusive placement agent in connection with this offering pursuant to the terms of a placement agency agreement, dated May 11, 2021, between the Company and FT Global Capital (the “Placement Agent Agreement”). Pursuant to the Placement Agent Agreement, the Company agreed to pay FT Global Capital a cash fee equal to seven point five percent (7.5%) of the aggregate proceeds received by the Company from the sale of its securities to the investors introduced to the Company by FT Global Capital. FT Global Capital is also entitled to additional tail compensation for any financings consummated within the 12-month period following the termination of the Placement Agent Agreement to the extent that such financing is provided to the Company by investors that FT Global Capita had introduced to the Company. In addition to the cash fees, the Company agreed to issue to the Placement Agent warrants to purchase an aggregate of up to seven point five percent (7.5%) of the aggregate number of shares of our Common Stock sold in the offering (the “Placement Agent Warrants”). The Placement Agent Warrants shall generally be on the same terms and conditions as the Warrants, exercisable at a price of $1.05 per share, provided that Placement Agent Warrants will not provide for certain anti-dilution protections included in the Warrants.

Each of our directors, executive officers and shareholders holding 5% or more of the total outstanding shares of the Company, shall enter into lock-up agreements by the closing of this offering that generally prohibit the sale, transfer, or other disposition of our securities (with certain exceptions), without the prior written consent of the placement agent, for a period of one hundred and eighty (180) days following the closing of the offering.

The Shares, the Warrants, the Placement Agent Warrants and our Common Stock issuable upon exercise of the Warrants and the Placement Agent Warrants are being offered by the Company pursuant to an effective shelf registration statement on Form S-3, which was filed with the Securities and Exchange Commission on March 19, 2019 and was declared effective on April 15, 2019 (File No. 333-230397).

The foregoing description of the Purchase Agreement, the Placement Agent Agreement, the form of Warrant and form of the Placement Agent Warrant do not purport to be complete and are qualified in their entirety by reference to the full text of such agreements, copies of which are attached hereto as Exhibits 10.1, 10.2, 4.1 and 4.2, respectively, and are incorporated herein by reference. Readers should review such agreements for a complete understanding of the terms and conditions associated with these transactions.

Item 7.01	Regulation FD

The Information in Item 1.01 above is hereby incorporated by reference into this Item 7.01. On May 11, 2021, the Company issued a press release announcing the pricing of this offering. A copy of the press release announcing the pricing of this offering is filed as Exhibit 99.1 hereto and is incorporated by reference.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description
4.1	Form of the Investor’s Common Stock Purchase Warrant
4.2	Form of the Placement Agent’s Common Stock Purchase Warrant
5.1	Opinion of Flangas Law Group
10.1	Form of Securities Purchase Agreement
10.2	Placement Agency Agreement dated May 11,2021 (including Form of Lock-Up Agreement in the exhibit)
23.1	Consent of Flangas Law Group (included in Exhibit 5.1)
99.1	Press release

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 11, 2021	SENMIAO TECHNOLOGY LIMITED

	By:	/s/ Xi Wen
	Name:	Xi Wen
	Title:	Chief Executive Officer